As filed with the Securities and Exchange Commission on March 23, 2023

Registration No. 333- [●]
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ACUTUS MEDICAL, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	3841	45-1306615
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

	2210 Faraday Ave., Suite 100 Carlsbad, CA 92008 (442) 232-6080
(Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

Acutus Medical, Inc. 2020 Equity Incentive Plan Acutus Medical, Inc. 2020 Employee Stock Purchase Plan
	(Full title of the plans)

David Roman Chief Executive Officer Acutus Medical, Inc. 2210 Faraday Ave., Suite 100 Carlsbad, CA 92008 (442) 232-6080
(Name, address and telephone number, including area code, of agent for service)

	Copies to:
Alan F. Denenberg Stephen Salmon Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000		Tom Sohn Senior Vice President, General Counsel & Secretary Acutus Medical, Inc. 2210 Faraday Ave., Suite 100 Carlsbad, CA 92008 (442) 232-6080

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐    Accelerated filer ☐
Non-accelerated filer ☒    Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E to Form S-8, the Registrant is filing this Registration Statement with the U.S. Securities and Exchange Commission (the “Commission”) to register 1,142,186 additional shares of the Registrant’s Common Stock for issuance under the Acutus Medical, Inc. 2020 Equity Incentive Plan and 252,042 additional shares of the Registrant’s Common Stock for issuance under the Acutus Medical, Inc. 2020 Employee Stock Purchase Plan, pursuant to the provisions of such plans that provide for automatic annual increases in the number of shares reserved for issuance thereunder. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on August 6, 2020 (Registration No. 333-241143) and March 29, 2021 (Registration No. 333-254799) to the extent not superseded hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference in, and shall be deemed to be part of, this Registration Statement:
(a) The Registrant’s Annual Report on 10-K (Registration No. [001-39430]) for the fiscal year ended December 31, 2022 (the “Annual Report”), filed with the Commission on March 23, 2023 pursuant to Section 13(a) of the Exchange Act.
(b) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in clause (a) above; and
(c) The description of the Registrant’s common stock, par value $0.001 per share (“Common Stock”) which is contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-39430), dated August 5, 2020 including any amendments or supplements thereto.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit Number
5.1*	Opinion of Davis Polk & Wardwell LLP
23.1*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.2*	Consent of KPMG LLP
24.1	Powers of Attorney (included in the signature pages hereto)
99.1
Acutus Medical, Inc. 2020 Equity Incentive Plan and forms of agreements thereunder (incorporated herein by reference to Exhibit 10.14 to Registrant’s Registration Statement on Form S-1/A, originally filed with the Commission on July 30, 2020 (File No. 333-239873))

99.2
Acutus Medical, Inc. 2020 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.15 to Registrant’s Registration Statement on Form S-1/A, originally filed with the Commission on July 30, 2020 (File No. 333-239873))

107.1*	Filing Fee Table
*	Indicates an exhibit filed herewith

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Carlsbad, State of California, on March 23, 2023.

ACUTUS MEDICAL, INC.

By:	/s/ David Roman
David Roman
President, Chief Executive Officer and Director

POWER OF ATTORNEY
Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of David Roman, Takeo Mukai and Tom Sohn as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Acutus Medical, Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David Roman David Roman	President, Chief Executive Officer and Director (Principal Executive Officer)	March 23, 2023

/s/ Takeo Mukai Takeo Mukai	Chief Financial Officer (Principal Financial and Accounting Officer)	March 23, 2023

/s/ R. Scott Huennekens R. Scott Huennekens	Chairman of the Board	March 23, 2023

/s/ David Bonita David Bonita, M.D.	Director	March 23, 2023

/s/ Andrew ElBardissi Andrew ElBardissi, M.D.	Director	March 23, 2023

/s/ Jason Garland Jason Garland	Director	March 23, 2023

/s/ Shaden Marzouk Shaden Marzouk, M.D.	Director	March 23, 2023

/s/ Niamh Pellegrini Niamh Pellegrini	Director	March 23, 2023

/s/ John Sheridan John Sheridan	Director	March 23, 2023